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                                                           EXHIBIT 24(C)(8)(KK)

                              BUSINESS AGREEMENT

   THIS AGREEMENT is entered into as of the 7/th/ day of January, 2011 (the "Effective Date") by and among MINNESOTA LIFE INSURANCE COMPANY ("Insurance Company"), a life insurance company organized under the laws of the State of Minnesota (on behalf of itself and certain of its separate accounts); SECURIAN FINANCIAL SERVICES, INC. (the "Distributor"), a corporation organized under the laws of the State of Minnesota; AMERICAN FUNDS DISTRIBUTORS, INC. ("AFD"), a corporation organized under the laws of the State of California; and CAPITAL RESEARCH AND MANAGEMENT COMPANY ("CRMC"), a corporation organized under the laws of the State of Delaware.

                                  WITNESSETH:

   WHEREAS, Insurance Company proposes to issue, now and in the future, certain multi-manager variable annuity contracts that provide certain funds ("Funds") of the American Funds Insurance Series (the "Series") as investment options (the "Contracts");

   WHEREAS, Insurance Company has established pursuant to the insurance law of the State of Minnesota one or more separate accounts (each, an "Account") with respect to the Contracts and has or will register each Account with the U. S. Securities and Exchange Commission (the "SEC") as a unit investment trust under the Securities Act of 1933, as amended (the "1933 Act"), and the Investment Company Act of 1940, as amended (the "1940 Act") (unless the Account is exempt from such registration);

   WHEREAS, the Contracts, which are or will be registered (unless exempt from such registration) by Insurance Company with the SEC for offer and sale, will be in compliance with all applicable laws prior to being offered for sale;

   WHEREAS, the Distributor, a broker-dealer registered under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and a member of the Financial Industry Regulatory Authority ("FINRA"), will serve as principal underwriter of the Contracts and will arrange for the distribution of the Contracts;

   WHEREAS, AFD, a broker-dealer registered under the 1934 Act, a member of FINRA, and the principal underwriter of the shares of the Series, will provide certain marketing assistance in connection with the Contracts;

   WHEREAS, the Series is divided into various Funds, each Fund being subject to certain fundamental investment policies which may not be changed without a majority vote of the shareholders of such Fund;

   WHEREAS, the Series has received a "Mixed and Shared Funding Order" from the SEC granting relief from certain provisions of the 1940 Act and the rules thereunder to the extent necessary to permit shares of the Series to be sold to variable annuity and life insurance separate accounts of unaffiliated insurance companies;

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   WHEREAS, Class 1 and Class 2 shares of certain Funds in the Series will be available as an underlying investment to the Contracts pursuant to the terms of a Fund Participation and Service Agreement among the Insurance Company, AFD, American Funds Service Company, CRMC and the Series to be executed in the form attached hereto as Exhibit A (the "Fund Participation Agreement");

   WHEREAS, the distribution of Contracts pursuant to this Agreement will take place primarily through selling agreements between Distributor and certain non-affiliated broker-dealers ("Members") for distribution of the Contracts through the Members' registered representatives; and

   WHEREAS, CRMC, by virtue of an Investment Advisory and Service Agreement between CRMC and the Series, will serve as investment adviser to the Series, as the term "investment adviser" is defined in the 1940 Act.

   NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants and conditions set forth herein, and for other good and valuable consideration, Insurance Company, (on behalf of itself and each Account), the Distributor, AFD and CRMC hereby agree as follows:

1. DUTIES OF INSURANCE COMPANY

   a. Insurance Company will administer the Contracts and the Accounts, including all Contract owner service and communication activities, such as: filing any reports or other filings required by any law or regulation; establishing each Account; creating the Contracts, confirmation and other administrative forms or documents; and obtaining all required regulatory approvals to permit the sale and maintenance of the Contracts.

   b. The Insurance Company will make reasonable efforts to market its Contracts. In marketing its Contracts, the Insurance Company will comply in all material respects with applicable state insurance and federal and state securities laws. The Insurance Company may market the Contracts it issues through insurance agencies or brokers including those which may be controlled by insurance companies.

   c. Insurance Company will not distribute any prospectus, sales literature, advertising material or any other printed matter or material relating to the Contracts, the Series or the Funds, if, to its knowledge, any of the foregoing contains any material misstatements or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

   d. Insurance Company will provide to AFD and/or CRMC, upon AFD's and/or CRMC's request, at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions or requests for no-action letters,

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and all amendments to any of the above, that materially impacts the Series relationship to the Contracts. Insurance Company will advise AFD and CRMC promptly of:

       (i)the issuance by the SEC of any stop order suspending the effectiveness of the registration statement of the Contracts or the initiation of any proceedings for that purpose;

      (ii)the institution of any regulatory proceeding, investigation or hearing of which it becomes aware that could materially affect its ability to offer or sell the Contracts; or

     (iii)the occurrence of any material event that, if known, makes untrue any statement made in the registration statement of the Contracts or the Series or which requires the making of a change therein in order to make any statement made therein not misleading.

   e. Insurance Company or its agents will receive and process applications and purchase payments in accordance with the terms of the Contracts and the current prospectus. All applications for Contracts are subject to acceptance or rejection by Insurance Company in its sole discretion.

   f. Insurance Company shall amend its registration statement for its Contracts under the 1933 Act and the 1940 Act from time to time as required by law, and, should it ever be required, under the state securities laws, in order to effect the continuous offering of its Contracts; and Insurance Company shall file for approval of the Contracts under state insurance laws, when necessary, and to maintain registration of the Accounts (unless the Accounts are exempt from such registration) under the 1940 Act.

   g. Insurance Company may invoke its then existing limits on transfers as stated in the Contracts or in a Contract's prospectus. Insurance Company reserves the right to refuse, to impose limitations on, or to limit any transaction request if the request would tend to disrupt Contract administration or is not in the best interest of the Contract holders or an Account or Subaccount.

   h. Insurance Company agrees to provide information (in writing) to AFD and CRMC monthly , on a Fund basis, regarding the volume of sales of the Contracts and the amount of sales in each state in which the Contracts are sold.

2. DUTIES OF DISTRIBUTOR

   a. Any selling agreement between Distributor and a Member described in this Section will provide that:

       (i)each Member will distribute the Contracts only in those jurisdictions in

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          which the Contracts are registered or qualified for sale and only through duly licensed registered representatives of the Members who are properly appointed by Insurance Company to sell the Contracts in the applicable jurisdiction(s);

      (ii)all applications and initial and subsequent payments under the Contracts collected by the Member will be remitted promptly by the Member to Insurance Company at such address as it may from time to time designate; and

     (iii)each Member will comply with all applicable federal and state laws, rules and regulations.

   b. The Distributor will promptly provide Members with current prospectuses, and any supplements thereto, for the Contracts and for the Series. The Distributor will use reasonable efforts to ensure that its registered representatives deliver only the currently effective prospectuses of the Contracts and the Series to existing clients.

   c. The Distributor will use reasonable efforts to provide information and marketing assistance to its registered representatives and to Members, including preparing and providing such registered representatives with advertising materials and sales literature, and other promotional or marketing materials. The Distributor will provide wholesaling and marketing services with respect to the Contracts.

   d. The Distributor will use reasonable efforts to ensure that any sales literature and advertising materials it disseminates with respect to the Contracts conforms with the requirements of all pertinent federal and state laws and rules and regulations thereunder.

   e. The Distributor will be responsible for filing sales literature and advertising materials, where necessary, used in connection with its marketing efforts for the Contracts with appropriate regulatory authorities, including FINRA.

   f. The Distributor will not distribute any prospectus, sales literature, advertising material or any other printed matter or material relating to the Contracts or the Series, if, to its knowledge, any of the foregoing contains any material misstatements or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

3. DUTIES OF AFD

   a. At Insurance Company's request, AFD will conduct training of Insurance Company's wholesalers regarding CRMC's approach to investment management and specific Fund positioning and sales. Training will include initial hire training, periodic training in conjunction with sales meetings, and refresher training. From time to time, AFD will provide, at its expense, speakers and panelists at due diligence meetings regarding the Contracts.

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   b. AFD will furnish to Insurance Company and/or the Distributor such information with respect to the Series in such form as Insurance Company and/or the Distributor may reasonably request. AFD will advise Insurance Company and/or the Distributor upon becoming aware of:

       (i)the issuance by the SEC of any stop order suspending the effectiveness of the registration statement of the Series or the initiation of any proceedings for that purpose;

      (ii)the institution of any proceeding, investigation or hearing of which it becomes aware that could materially affect the Series' ability to offer or sell the Funds; or

     (iii)the occurrence of any material event, if known, which makes untrue any statement made in the registration statement of the Series or which requires the making of a change therein in order to make any statement made therein not misleading.

4. DUTIES OF CRMC

   a. CRMC agrees to allow Insurance Company to include in the Contracts certain Funds described in the Fund Participation Agreement. CRMC will cause the Series: (a) to make available for use in the Contracts the Funds in the Series, as described in the Fund Participation Agreement and (b) to adequately diversify the Funds of the Series, pursuant to the requirements of
Section 817(h) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder relating to the diversification requirements for variable annuity, endowment and life insurance contracts.

   b. CRMC will furnish to Insurance Company and/or the Distributor such information with respect to the Series in such form as Insurance Company and/or the Distributor may reasonably request. CRMC will advise Insurance Company and the Distributor upon becoming aware of:

       (i)the issuance by the SEC of any stop order suspending the effectiveness of the registration statement of the Series or the initiation of any proceedings for that purpose;

      (ii)the institution of any proceeding, investigation or hearing involving the offer or sale of the Series of which it becomes aware; or

     (iii)the occurrence of any material event, if known, which makes untrue any statement made in the registration statement of the Series or which requires the making of a change therein in order to make any statement made therein not misleading.

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5. JOINT DUTIES

   a. All the parties to this Agreement will cooperate in the development of advertising, sales literature and all other sales materials to be used with respect to the Funds.

   b. The parties shall coordinate with each other in the filing with the SEC of amendments to the registration statements for the Contracts (if required by law) and for the Series, respectively.

   c. Each of the parties hereto agrees: (a) to comply with all laws applicable to it in the sale of Contracts and (b) to refrain from participating, cooperating, or assisting in any way with its or any third party's
(i) development of marketing programs or other activities (written or oral) which directly encourage exchanges from the Contracts or (ii) creation of broker and/or client marketing tools which provide direct comparisons between the Contracts and any other investment products directly targeting the holders of the Contracts to exchange or transfer assets from the Contracts, unless such marketing programs or other activities or broker or client tools relate to variable insurance products issued by Insurance Company or an affiliate; or if agreed to by the parties. Insurance Company will permit CRMC or its representative to have reasonable access to Insurance Company's personnel and records pertaining to this Agreement in order to facilitate the monitoring of the services performed by Insurance Company under this Agreement.

6. EXPENSES

   a. Insurance Company and Distributor will bear their respective expenses under this Agreement, including:

       (i)the cost of providing service to Contract owners;

      (ii)the expenses and fees of registering or qualifying the Contracts and the Account under federal or state laws;

     (iii)any expenses incurred by Insurance Company employees in assisting AFD and/or CRMC in performing AFD's and/or CRMC's duties hereunder;

      (iv)the costs attributable to wholesaling efforts, advertising, and producing and distributing sales literature and prospectuses used by its registered representatives and the Members with prospective Contract owners; and

       (v)the marketing expense allowance payable to AFD in consideration for AFD's marketing assistance, as provided for under this Agreement, which shall be equal to the Marketing Expense Rate indicated below, multiplied by the dollar amount of new and subsequent purchase payments (but excluding exchanges into the Funds from other funds serving as investments to the Contracts) received during the calendar year (which

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          information shall be provided by Insurance Company), paid monthly in arrears as follows:

                     Marketing Expense  Amount of Purchase
                     Rate               Payments
                     -----------------  ------------------
                          0.16%          $0 - 1.5B
                          0.14%          >$1.5B - $3.0B
                          0.10%          >$3.0B +

          In the event a contract or policy holder cancels the contract or policy within the "free look" period and the marketing expense allowance relating to such contract or policy has been paid by the Insurance Company to AFD, then Insurance Company may offset the amount of marketing expense allowance paid to AFD relating to such contract or policy against the marketing allowance payable by Insurance Company in the month following the cancellation. Insurance Company will notify AFD of the cancellation and the amount of any offset applied pursuant to this paragraph.

   b. CRMC and AFD shall bear their respective expenses under this Agreement, including costs associated with AFD training of Insurance Company's wholesalers regarding CRMC's approach to investment management and costs associated with speakers and panelists at due diligence meetings regarding the Contracts that AFD may from time to time organize.

7. APPROVAL OF MARKETING MATERIALS

   a. Insurance Company may, based on the SEC-mandated information supplied by AFD, prepare communications. In addition, Insurance Company may prepare such materials, based on performance information supplied by third party information providers (e.g., Lipper, Morningstar). Insurance Company shall provide copies of all such materials to AFD prior to their first use for its review and approval. All such material will be deemed approved unless the reviewer for AFD notifies Insurance Company of any required changes within fifteen business days of AFD's receipt of Insurance Company materials. It is understood that AFD shall be responsible for errors or omissions in, or the content of, such materials based upon information supplied by the Funds. Insurance Company shall be responsible for all other errors or omissions.

   b. Neither Insurance Company nor any person associated with Insurance Company shall make representations concerning a Fund, CRMC or its affiliates, except those contained in the current promotional literature produced by AFD, unless specifically approved in writing by AFD. Neither Insurance Company nor any person associated with Insurance Company shall make use of the names, logos or any likeness of the Funds, CRMC or its affiliates without the prior written consent of AFD.

   c. References to the Funds on Contractholder statements and on Insurance

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Company's web site shall include the full name of the Fund and a reference to
"American Funds Insurance Series." By way of example, "American Funds Insurance Series - Growth Fund". If field size prohibits the use of the full name of the Fund, references to "American Funds Insurance Series" may be abbreviated as "AFIS" and references to a Fund may be abbreviated as, for example, "AFIS - Growth Fund". Other methods of abbreviation may be allowed with the approval of AFD.

   d. Insurance Company shall have the right to approve all sales material that mentions Insurance Company's and/or the Distributor's name (the "Insurance Company Material") prior to its use. AFD and/or CRMC shall send all Insurance Company Material to Insurance Company's Director of Marketing Literature at the address listed in Section 12 of this Agreement (or such other person as Insurance Company may direct AFD and/or CRMC in writing) at the following address:

       Manager, Investment Operations A7-4478
       Securian Financial Group
       400 Robert St N
       St Paul, MN 55101-2098

   e. Insurance Company Material will be deemed approved unless the reviewer for Insurance Company notifies AFD and/or CRMC of any required changes within five business days of his/her receipt of Insurance Company Material. No review of sales material produced by AFD and/or the Series shall be necessary if all references contained in such materials regarding Insurance Company and/or the Distributor are identical to those references that appear in Insurance Company's current Contract prospectus(es) or statement(s) of additional information.

8. REPRESENTATIONS AND WARRANTIES

   a. Insurance Company represents and warrants to AFD and CRMC that:

       (i)each of the recitals applicable to it and/or each Account is true and correct;

      (ii)Insurance Company is validly existing as a stock life insurance company under the laws of Minnesota, with power (corporate or other) to own its properties and conduct its business, as described in the prospectus for the Contracts, and has been duly qualified for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business to the extent such qualification is required;

     (iii)the Contracts to be issued through the Account have been duly and validly authorized and, when issued and delivered against payment therefor as provided in the prospectus (if a prospectus is required by law) and in the Contracts, will be duly and validly issued, and will conform to the description of the Contracts contained in the prospectuses (if a prospectus is required by law);

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      (iv)the performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, any indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which Insurance Company is a party or by which Insurance Company is bound, Insurance Company's charter as a life insurance company or By-Laws or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Insurance Company or any of their properties; and no consent, approval, authorization or order of any court or governmental agency or body which has not been obtained by the Effective Date of this Agreement is required for the consummation by Insurance Company of the transactions contemplated by this Agreement, except for the SEC's approval of the registration statement referred to in Section 1.f. hereof;

       (v)there are no material legal or governmental proceedings pending to which Insurance Company or the Account is a party or of which any property of Insurance Company or the Account is subject, other than as set forth in the prospectus relating to the Contracts, and other than litigation incidental to the kind of business conducted by Insurance Company which, if determined adversely to Insurance Company, would not individually or in the aggregate have a material adverse effect on the financial position, surplus or operations of Insurance Company;

      (vi)any information furnished in writing by Insurance Company to AFD or CRMC for use in the registration statement or annual report of the Series will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, nor result in the Series' registration statement's failing to materially conform in all respects to the requirements of the 1933 Act and 1940 Act and the rules and regulations thereunder; and

     (vii)Insurance Company will materially comply with all applicable requirements of state insurance laws and regulations in connection with the Contracts.

   b. The Distributor represents and warrants to AFD and CRMC that:

       (i)each of the recitals applicable to it is true and correct;

      (ii)The Distributor is validly existing as a corporation under the laws of the

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          State of Minnesota, and it is a broker-dealer duly registered with the SEC pursuant to the 1934 Act and is a member in good standing of FINRA, with power (corporate or other) to own its properties and conduct its business, and has been duly qualified for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business to the extent such qualification is required;

     (iii)there are no material legal or governmental proceedings pending to which the Distributor is a party or of which any property of the Distributor is subject, other than as set forth in the prospectus relating to the Contracts, and other than litigation incidental to the kind of business conducted by the Distributor which, if determined adversely to the Distributor, would not individually or in the aggregate have a material adverse effect on the financial position, surplus or operations of the Distributor;

      (iv)any information furnished in writing by the Distributor to AFD or CRMC for use in the registration statement or annual report of the Series will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, nor result in the registration statement's failing to conform materially in all respects to the requirements of the 1933 Act and 1940 Act and the rules and regulations thereunder;

       (v)any exchanges or replacements of existing variable insurance policies and contracts with the Contracts will be effected in compliance with all applicable federal and state securities rules and regulations;

      (vi)the Distributor will comply with all applicable requirements of state insurance laws and regulations in connection with the sale of the Contracts; and

     (vii)the Distributor will not pay commissions to persons who, to the best of the Distributor's knowledge, are not appropriately licensed in a manner as to comply with applicable state insurance laws and regulations.

   c. AFD and CRMC represent and warrant to Insurance Company and the Distributor that:

       (i)each of the recitals applicable to it, them, and/or the Series is true and correct;

      (ii)AFD is validly existing as a corporation under the laws of the State of California and it is a broker-dealer duly registered with the SEC pursuant to the 1934 Act and is a member in good standing of FINRA, with power

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          (corporate or other) to own its properties and conduct its business, and has been duly qualified for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business to the extent such qualification is required;

     (iii)CRMC is validly existing as a corporation under the laws of the State of Delaware and it is an investment adviser duly registered with the SEC pursuant to the Investment Advisers Act of 1940, with power (corporate or other) to own its properties and conduct its business, and has been duly qualified for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business to the extent such qualification is required;

      (iv)the shares to be issued by the Series have been duly and validly authorized and, when issued and delivered against payment therefor as provided in the Series prospectus, will be duly and validly issued, and will conform to the description of such shares contained in that prospectus;

       (v)the performance of duties under this Agreement by AFD and CRMC will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, any indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which AFD or CRMC is a party or by which AFD or CRMC is bound, the Articles of Incorporation or By-Laws of AFD or CRMC, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over AFD or CRMC or its property;

      (vi)there are no material legal or governmental proceedings pending to which AFD or CRMC is a party or of which any property of AFD or CRMC is subject, other than as set forth in the prospectus relating to the Series, and other than litigation incidental to the kind of business conducted by AFD or CRMC which, if determined adversely to AFD or CRMC, would not individually or in the aggregate have a material adverse effect on the financial position, surplus or operations of AFD or CRMC;

     (vii)any information furnished in writing by AFD or CRMC to Insurance Company or the Distributor for use in a registration statement (if required by law) of the Contracts will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, nor result in the registration statement's failing to materially conform in all respects to the requirements of the 1933 Act and the rules and regulations thereunder; and

    (viii)AFD will comply with all applicable requirements of state broker-dealer

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

          regulations and the 1934 Act as each applies to AFD and shall conduct its affairs in accordance with the rules of FINRA.

9. INDEMNIFICATION

   a. Insurance Company and Distributor, as applicable, shall indemnify and hold harmless AFD, CRMC, the Series, the Funds and each of their affiliates, directors, officers, employees and agents and each person who controls them within the meaning of the 1933 Act, from and against any and all losses, claims, damages, liabilities and expenses, including reasonable attorneys' fees ("Losses"), they may incur, insofar as such Losses arise out of or are based upon (i) Insurance Company's negligence or willful misconduct in the performance of its duties and obligations under this Agreement, (ii) Insurance Company or Distributor's violation of any Applicable Law (as defined in the Fund Participation Agreement) in connection with the performance of its duties and obligations under this Agreement, and (iii) any breach by Insurance Company or Distributor of any provision of this Agreement, including any representation, warranty or covenant made in the Agreement. Insurance Company and Distributor shall also reimburse AFD, CRMC, the Series, the Funds and their respective affiliates for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending against such Losses. This indemnity provision is in addition to any other liability which Insurance Company or Distributor may otherwise have to AFD, CRMC, the Series, the Funds or their respective affiliates.

   b. AFD and CRMC, as applicable, shall indemnify and hold harmless, Insurance Company, Distributor and each of their directors, officers, employees and agents and each person who controls them within the meaning of the 1933 Act, from and against any and all Losses they may incur, insofar as such Losses arise out of or are based upon (i) AFD's or CRMC's negligence or willful misconduct in the performance of its duties and obligations under this Agreement, (ii) AFD's or CRMC's violation of Applicable Law in connection with the performance of its duties and obligations under this Agreement, and
(iii) any breach by AFD or CRMC of any provision of this Agreement, including any representation, warranty or covenant made in the Agreement by AFD or CRMC. AFD and CRMC, as applicable, shall also reimburse Insurance Company and Distributor for any legal or other expenses reasonably incurred in connection with investigating or defending against such Losses. This indemnity provision is in addition to any other liability which AFD or CRMC may otherwise have to Insurance Company or Distributor.

   c. Promptly after receipt by a party entitled to indemnification under this paragraph 9 (an "Indemnified Party") of notice of the commencement of an investigation, action, claim or proceeding, such Indemnified Party will, if a claim in respect thereof is to be made against the indemnifying party under this paragraph 9, notify the indemnifying party of the commencement thereof. The indemnifying party will be entitled to assume the defense thereof, with counsel satisfactory to the Indemnified Party. After notice from the indemnifying party of its intention to assume the defense of an action and the appointment of satisfactory counsel, Indemnified Party shall bear the expenses of any additional counsel obtained by it, and the indemnifying party shall

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not be liable to such Indemnified Party under this paragraph for any legal expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation. The indemnifying party shall not, without the prior written consent of the Indemnified Party, settle or compromise the liability of the Indemnified Party; provided, however, that in the event that the Indemnified Party fails to provide its written consent, the indemnifying party shall thereafter be liable to provide indemnification only to the extent of the amount for which the action could otherwise have been settled or compromised.

10. RULE 12B-1 FEE

   a. The Series will pay Insurance Company a Rule 12b-1 service fee to be accrued daily and paid monthly at an annual rate of 0.25% of the average daily net assets of the Class 2 assets of each Fund attributable to the Contracts for personal services and account maintenance services for Contract owners with investments in Subaccounts corresponding to the Class 2 shares of each Fund so long as the Series' 12b-1 plan is effective with respect to the Class 2 shares of a Fund. Such payments shall be calculated by the Series and be paid by the Series to Insurance Company as soon as practicable after the end of each month and in any event within thirty days.

   b. The Series will promptly notify Insurance Company of any potential change in its 12b-1 plan. If the Series 12b-1 plan is no longer effective or is no longer applicable to the Funds in the Contracts (the "12b-1 Termination"), AFD, CRMC and the Series shall discuss with Insurance Company, in good faith, alternate fee arrangements and/or a reallocation of marketing expenses. If no new agreement is reached within thirty days after the 12b-1 Termination (or at such later date mutually acceptable to all of the parties), Insurance Company, at its option, may elect to terminate this Agreement, and/or may elect to obtain an order of exemption pursuant to Section 26(b) of the 1940 Act ("Substitution Order") for the Fund(s) or a vote of Contract owners authorizing redemption and substitution of Fund shares. The Series, AFD and CRMC shall cooperate with Insurance Company in obtaining and implementing any such Substitution Order.

11. TERMINATION

   a. This Agreement may be terminated:

       (i)by mutual agreement at any time; or

      (ii)by any party at any time upon six months written notice to the other parties; or

     (iii)at Insurance Company's option, pursuant to Section 10.b. hereof.

      (iv)at Insurance Company's option by written notice to AFD and/or CRMC if Insurance Company shall determine in its sole judgment exercised in good faith, that either AFD or CRMC has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity.

       (v)at AFD or CRMC's option by written notice to Insurance Company if AFD or CRMC shall determine in its sole judgment exercised in good faith, that Insurance Company or Distributor has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity.

   b. If this Agreement terminates, the parties shall cooperate after termination to effect an orderly windup of the business.

12. NOTICES

   All notices, consents, waivers, and other communications under this Agreement must be in writing, and will be deemed to have been duly received:
(a) when delivered by hand (with written confirmation of receipt); (b) when sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested; or (c) the day after it is sent by a nationally recognized overnight delivery service, in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

   IF TO INSURANCE COMPANY:

       Minnesota Life Insurance Company
       Attn: General Counsel
       400 Robert Street North
       Saint Paul, Minnesota 55101-2098
       Fax: 651-665-6662

   WITH A COPY TO:

       Minnesota Life Insurance Company
       Attention: Investment Operations A7-4478
       400 Robert Street North
       Saint Paul, Minnesota 55101-2098
       Fax: 888-665-0801

   IF TO THE DISTRIBUTOR:

       Securian Financial Services, Inc.
       Attn: Law Department
       400 Robert Street North
       Saint Paul, Minnesota 55101-2098
       Fax: 651-665-3565

   IF TO AFD:

       American Funds Distributors, Inc.
       333 S. Hope Street, 55/th/ Floor
       Los Angeles, CA 90071
       Attention: Kevin G. Clifford, President
       Facsimile No.: (213) 486-9223

   WITH A COPY TO:

       American Funds Distributors, Inc.
       333 S. Hope Street, 55/th/ Floor
       Los Angeles, CA 90071
       Attention: Kenneth R. Gorvetzian, Senior Vice President and Senior
       Counsel,
       Fund Business Management Group, Capital Research and Management Company Facsimile No.: (213) 486-9041

   IF TO CRMC:

       Capital Research and Management Company
       333 S. Hope Street, 55/th/ Floor
       Los Angeles, CA 90071
       Attention: Michael J. Downer, Senior Vice President and Legal Counsel, Fund Business Management Group, and Secretary
       Facsimile No.: (213) 486-9041

   WITH A COPY TO:

       Capital Research and Management Company
       333 S. Hope Street, 55/th/ Floor
       Los Angeles, CA 90071
       Attention: Kenneth R. Gorvetzian, Senior Vice President and Senior
       Counsel,
       Fund Business Management Group
       Facsimile No.: (213) 486-9041

13. MISCELLANEOUS

   a. This Agreement shall be governed by the laws of the State of New York.

   b. This Agreement (together with the Fund Participation Agreement) contains the entire understanding and agreement among the parties with respect to the subject matter of this Agreement and supersedes any and all prior agreements, understandings, documents, projections, financial data, statements, representations and warranties, oral or written, express or implied, between the parties hereto and their respective affiliates, representatives and agents in respect of the subject matter hereof. This agreement may not be amended except by written agreement of the parties. If there should be any conflict between the terms of this Agreement and those of the Fund Participation Agreement, the terms of the Fund Participation Agreement shall govern.

   c. This Agreement shall extend to and be binding upon the Insurance Company, the Distributor, AFD and CRMC and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person or corporation, other than the parties hereto and their respective successors and permitted assigns, any legal or equitable right, remedy or claim in respect of this Agreement or any provision herein contained. Neither this Agreement nor any rights, privileges, duties or obligations of the parties hereto may be assigned by any party without the prior written consent of the other parties or as expressly contemplated by this Agreement; provided, however, that a merger of, reinsurance arrangement by, or change of control of a party shall not be deemed to be an assignment for purposes of this Agreement.

   d. The provisions of this Agreement are severable. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

   e. No waiver of any provision of this Agreement will be binding unless in writing and executed by the party granting such waiver. Any valid waiver of a provision set forth herein shall not constitute a waiver of any other provision of this Agreement. In addition, any such waiver shall constitute a present waiver of such provision and shall not constitute a permanent future waiver of such provision.

   f. Neither the execution nor performance of this Agreement shall be deemed to create a partnership or joint venture by and among Insurance Company, Distributor, AFD, CRMC and the Funds.

   g. This Agreement and any amendment to it may be executed in one or more counterparts. All of those counterparts shall constitute one and the same agreement. Neither this Agreement nor any amendment shall become effective until all counterparts have been fully executed and delivered.

   h. The provisions contained in Sections 9, 10 and 12 shall survive the termination of this Agreement for so long as any of the Series shares remain as investment options in any of the Contracts.

   i. Each of the parties acknowledges and agrees that this Agreement and the arrangements described herein are intended to be non-exclusive and that each of the parties is free to enter into similar agreements and arrangements with other entities.

   j. In the event of a dispute between the parties with respect to this Agreement, and in the event the parties are unable to resolve the dispute between them, such dispute shall be settled by arbitration; one arbitrator to be named by each party to the disagreement and a third arbitrator to be selected by the two arbitrators named by the parties. The decision of a majority of the arbitrators shall be final and binding on all parties to the arbitration. The expenses of such arbitration shall be paid by the non-prevailing party.

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested as of the date first above written.

                                      MINNESOTA LIFE INSURANCE COMPANY
                                      (ON BEHALF OF ITSELF AND EACH ACCOUNT)

Attest:
[GRAPHICS]                            By:    /s/ Bruce P. Shay
                                             ------------------------------
                                      Name:  Bruce P. Shay
                                      Its:   Executive Vice President

                                      SECURIAN FINANCIAL SERVICES, INC.

Attest:
[GRAPHICS]                            By:    /s/ George I. Connolly
                                             ------------------------------
                                      Name:  George I. Connolly
                                      Its:   President and CEO

                                      AMERICAN FUNDS DISTRIBUTORS, INC.

Attest:
[GRAPHICS]                            By:    /s/ Dean B. Rydquist
                                             ------------------------------
                                      Name:  Dean B. Rydquist
                                      Its:   Senior Vice President

                                      CAPITAL RESEARCH AND MANAGEMENT
                                      COMPANY

Attest:
[GRAPHICS]                            By:    /s/ Michael J. Downer
                                             ------------------------------
                                      Name:  Michael J. Downer
                                      Its:   Senior Vice President and
                                             Secretary

                                           Approved for Signature  [GRAPHICS]
                                              by CRMC Legal Dept.

              Signature page to Minnesota Life Business Agreement